EXHIBIT 99.1

PROFIRE ENERGY APPOINTS ARLEN CROUCH TO SERVE ON BOARD OF
DIRECTORS

Company Appoints Former President/CEO of Franklin and VP of Merrill Lynch to Serve on
Board of Directors

LINDON, Utah, November 4, 2013- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today announced the appointment of Arlen Crouch to serve on its board of directors.

“Arlen offers a deep understanding of organizational management and productivity,” said Brenton Hatch, Chief Executive Officer of Profire. “Coupled with his financial experience, Arlen has a unique ability to hone an organization towards value-adding, efficient activities. We believe he will be a great asset to the Profire team as we pursue international growth, product-line expansion, and a potential uplisting to a national exchange.”

Mr. Crouch served as President and CEO of Franklin Quest Co., now FranklinCovey Co. (NYSE:FC), where he played a key role in the Company’s IPO and listing on the NYSE.  Prior to his appointment as President and CEO, he served in a variety of senior management roles including COO and Executive VP.  At the time Mr. Crouch stepped down in 1997 to serve a three-year assignment in Washington DC for the LDS Church, the Company had a market capitalization in excess of $500 million.  Previously he served as a First Vice President and Regional Director of Merrill Lynch & Co., Inc., with responsibilities for retail operations in the Southern California region. Mr. Crouch has also served as Chair of the Salt Lake Chamber of Commerce.

Mr. Crouch is expected to enhance the Company’s productivity, organizational structure, and navigation of capital markets.

“One of the challenges that we anticipate in the coming years is the expansion of the organization itself, while raising awareness of the benefits of burner management technologies,” said Andrew Limpert, Chief Financial Officer of Profire. “Having someone of Arlen’s stature on our board to assist with the responsible expansion of Profire—both organizationally and financially—is a great win for Profire.”

“Joining Profire is a unique opportunity,” said Mr. Crouch. “To grow a company like Profire in the time that they have—and to do it without debt—is exciting. It has been clear to me that Profire is determined to improve the industry’s burner management technologies, and deliver meaningful stakeholder value in the process.”

To learn more about Profire Energy or its products, please contact Profire Energy, or visit www.ProfireEnergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com.  Profire Energy has offices in Lindon, Utah; Houston, Texas; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements.  Statements made in this release that are not historical are forward-looking statements.  This release contains forward-looking statements, including, but not limited to statements regarding Mr. Crouch being an asset as the Company pursues international growth, product-line expansion, and a potential uplisting to a national exchange; expectations for Mr. Crouch to enhance the Company’s productivity, organizational structure, and navigation of capital markets. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc. Andrew Limpert, CFO (801) 796-5127	Profire Energy, Inc. Nathan McBride, Finance & Communications (801) 796-5127

RedChip Companies, Inc. Brendan Hopkins 1-800-RED-CHIP (733-2447), ext. 134